Explanatory Note

Aptera Motors Corp. has prepared this Form 1-A POS solely for the purpose of filing Exhibit 12.1.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibits Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1 Broker-Dealer Services Agreement with The Dalmore Group (1)

2.1 Amended and Restated Certificate of Incorporation (2)

2.2 Bylaws (2)

2.3 Form of Second Amended and Restated Certificate of Incorporation*

4.1 Form of Subscription Agreement (1)

5.1 Form of Voting Agreement *

6.1 2021 Stock Option and Incentive Plan (3)

6.2 Andromeda Interfaces Inc. Agreement and Plan of Merger (3)

6.3 Chery Supply Agreement (3)

6.4 Option Agreement with Chris Anthony (3)

6.5 Option Agreement with Jannies Burlingame (3)

6.6 Option Agreement with Steve Fambro (3)

6.7 Single Tenant Lease – Net between the Company and EV 2340, LLC*

6.8 Lease between the Company and H.G. Fenton Property Company*

8.1 Form of Escrow Agreement (2)

11.1 Consent of dbbMcKennon*

12.1 Validity Opinion of CrowdCheck LLP

*	Previously filed.
(1)	Incorporated by reference to the Company’s Form 1-A filed with the SEC on March 9, 2021.
(2)	Incorporated by reference to the Company’s Form 1-A/A filed with the SEC on April 30, 2021.
(3)	Incorporated by reference to the Company’s Form 1-K filed with the SEC on May 2, 2022.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 16, 2022.

APTERA MOTORS CORP.

/s/ Chris Anthony
By Chris Anthony
Title: CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Chris Anthony
Chris Anthony, Chief Executive Officer and Director
Date: August 16, 2022

/s/ Steve Fambro
Steve Fambro, Director
Date: August 16, 2022

/s/ Brian W. Snow
Brian W. Snow, Director
Date: August 16, 2022

/s/ Doug Lui
Doug Lui, Director
Date: August 16, 2022

/s/ Jannies Burlingame
Jannies Burlingame, Principal Financial Officer, Principal Accounting Officer
Date: August 16, 2022